Exhibit 99.1

News Release

U.S. Silica Completes Acquisition of Sandbox Enterprises

Frederick, Md., Aug. 23, 2016 – U.S. Silica Holdings, Inc. (NYSE: SLCA) announced today that it has completed the acquisition of Sandbox Enterprises LLC, a leading provider of innovative logistics solutions and technology for the transportation of proppant used in hydraulic fracturing in the oil and gas industry. Sandbox utilizes specially designed, patent-protected equipment and processes to efficiently and cost-effectively service well site operations.

‘’This acquisition provides U.S. Silica with unmatched logistics capabilities, enabling us to deliver a transformative value proposition to our customers with Sandbox’s unique, proprietary, “last mile’’ delivery system,’’ said Bryan Shinn, president and chief executive officer. ‘’Sandbox’s containerized approach provides customers with a safer, more reliable delivery solution that de-couples sand delivery from consumption at the well site. We believe Sandbox has tremendous runway to grow in scale and industry adoption and will ultimately create long-term value for our shareholders,’’ he added.

Forward-looking Statements

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of this date. Forward-looking statements made include any statement that does not directly relate to any historical or current fact and may include, but are not limited to, statements regarding U.S. Silica’s growth opportunities, strategy, future financial results, forecasts, projections, plans and capital expenditures, and the commercial silica industry. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are: (1) fluctuations in demand for commercial silica; (2) the cyclical nature of our customers’ businesses; (3) operating risks that are beyond our control; (4) federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing; (5) our ability to integrate the acquired business; (6) loss of, or reduction in, business from our largest customers; (7) increasing costs or a lack of dependability or availability of transportation services or infrastructure; (8) our substantial indebtedness and pension obligations; (9) our ability to attract and retain key personnel; (10) silica-related health issues and corresponding litigation; (11) seasonal and severe weather conditions; and (12) extensive and evolving environmental, mining, health and safety, licensing, reclamation and other regulation (and changes in their enforcement or interpretation). Additional information concerning these and other factors can be found in U.S. Silica’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About U.S. Silica

U.S. Silica Holdings, Inc., a member of the Russell 2000, is a leading producer of commercial silica used in the oil and gas industry, and in a wide range of industrial applications. Over its 116-year history, U.S. Silica has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver over 260 products to customers across our end markets. The Company currently operates nine industrial sand production plants and nine oil and gas sand production plants. The Company is headquartered in Frederick, Maryland and also has offices located in Chicago, Illinois, and Houston, Texas.

U.S. Silica Holdings, Inc.

Michael Lawson

Director of Investor Relations and Corporate Communications

(301) 682-0304

lawsonm@ussilica.com

# # #